SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

          On April 15, 2004, the City and County of San Francisco (CCSF) and Aglet Consumer Alliance (Aglet) each filed a petition with the California Court of Appeal seeking review of (1) the California Public Utilities Commission’s (CPUC) December 18, 2003 decision approving the settlement agreement entered into among Pacific Gas and Electric Company (Utility), PG&E Corporation and the CPUC to resolve the Utility’s Chapter 11 case (Settlement Agreement) and (2) the CPUC’s March 16, 2004 denial of their applications for rehearing of the CPUC’s December 18, 2003 decision.

          As previously disclosed, the parties executed the Settlement Agreement on December 19, 2003.  On December 22, 2003, the bankruptcy court confirmed the Utility’s plan of reorganization, which fully incorporated the Settlement Agreement.  On April 12, 2004, the Utility’s plan of reorganization became effective.

          CCSF and Aglet allege that the Settlement Agreement violates California law, among other claims.  CCSF requests the appellate court to hear and review the CPUC’s decisions approving the Settlement Agreement and Aglet requests that the CPUC’s decisions be overturned.  PG&E Corporation and the Utility believe the petitions are without merit and should be denied.  The Utility’s answer in opposition to the petitions for review is due May 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION CHRISTOPHER P. JOHNS

Christopher P. Johns Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY DINYAR B. MISTRY

Dinyar B. Mistry Vice President and Controller

Dated: April 19, 2004